UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2017

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37393 (Commission File Number)	47-3110748 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Amendment on Form 8-K/A (the “Amendment”) updates the Current Report on Form 8-K filed January 11, 2017 (the “Prior Report”) by SPX FLOW, Inc. (the “Company”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Prior Report omitted the information called for in Item 5.02 with respect to benefits received by David J. Wilson in connection with his departure from the Company. This Amendment is filed to add the material terms of Mr. Wilson’s benefits in connection with his departure from the Company.
On February 17, 2017, the Company and Mr. Wilson entered into an agreement relating to his separation (the “Separation Agreement”). The Separation Agreement provided that Mr. Wilson’s employment would terminate effective January 31, 2017 and that he would receive the following benefits: (i) a one-time separation payment of $724,256, minus all applicable withholdings, (ii) outplacement benefits in an amount up to $35,000, (iii) tax preparation services for 2016, and (iv) vesting of certain restricted stock awards.
The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, INC.

Date: February 22, 2017	By:	/s/ Stephen A. Tsoris
Stephen A. Tsoris
Vice President, Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement between David J. Wilson and SPX FLOW, Inc.